EXHIBIT 99.1

News Release
NYSE: Web Site: Contact:	BVC www.bayviewcapital.com John Okubo (650) 312-7393

FOR IMMEDIATE RELEASE

April 22, 2003

Bay View Capital Corporation Announces Net Assets in Liquidation

     San Mateo, California – Bay View Capital Corporation (the “Company”) today reported net assets in liquidation of $411.0 million at March 31, 2003, or $6.41 in net assets in liquidation per outstanding share as compared to $410.1 million, or $6.43 in net assets in liquidation per outstanding share at December 31, 2002. On September 30, 2002, the Company adopted liquidation basis accounting as a result of its stockholders’ approval of a plan of dissolution and stockholder liquidity and completion of the sale of its retail banking assets to U.S. Bank, N.A. on November 1, 2002. In accordance with accounting principles generally accepted in the United States of America, under the liquidation basis of accounting, the Company is now reporting the value of, and the changes in, net assets available for distribution to stockholders (“net assets in liquidation”) instead of results from continuing operations.

     The first quarter increase in net assets in liquidation was primarily due to net income from operations of $0.6 million and $2.6 million of proceeds from stock options and warrants exercised during the quarter partially offset by $2.2 million of dividend payments on the Company’s Capital Securities. “Our liquidation plan is on track both in timing and financial results,” commented Charles G. Cooper, the Company’s President and Chief Executive Officer.

     The net income from operations consisted of $1.4 million of pre-tax income from operations and a tax benefit of $0.8 million partially offset by $1.6 million of net charges for additional liquidation valuation adjustments which were largely attributable to additional mark-to-market writedowns on the auto lease portfolio as the residual values on these autos declined on continued weakness in used car values.

     The decrease in net assets in liquidation per outstanding share was primarily due to an increase of 374,000 diluted common shares outstanding resulting from exercises of stock options and warrants during the quarter.

     A comparison of pro-forma net assets in liquidation, adjusted for estimated after-tax earnings from the Company’s remaining operations and an estimated after-tax gain on Bay View Acceptance Corporation (“BVAC”), the Company’s auto finance company, is set forth below. This pro-forma measure contains projections of future earnings and the after-tax gain in the Company’s auto finance company, and is a non-GAAP measure. The Company believes this is a more comprehensive measure of the economic value of the Company’s net assets in liquidation.

	At March 31, 2003		At December 31, 2002

	Total		Total
	(in millions)	Per Share (1)	(in millions)	Per Share (1)

Net assets in liquidation – GAAP measure	$411.0	$6.41	$410.1	$6.43
Estimated deferred gain on auto lending business (2)	12.8	0.20	12.8	0.20
Estimated after-tax earnings from remaining operations (3) (4)	10.5	0.16	8.8	0.14

Pro-forma net assets in liquidation – Non-GAAP measure	$434.3	$6.77	$431.7	$6.77

(1)	Based on 64,120,863 and 63,747,157 diluted common shares in liquidation at March 31, 2003 and December 31, 2002, respectively.

(2)	Amounts represent the estimated deferred after-tax gain attributable to the auto lending business. The actual after-tax gain that may be realized may differ.

(3)	Amounts represent the future after-tax operating income estimated to be produced by BVAC for the Company’s remaining period of ownership, currently projected to be through September 30, 2005, net of the results from the other remaining operations in liquidation. The actual period of the Company’s remaining ownership and the actual operating income produced by the business may differ. The actual after-tax earnings that may be realized may differ.

(4)	Estimated after-tax earnings from remaining operations presented at March 31, 2003 reflect new forecast.

     At March 31, 2003, total assets decreased to $595 million from $876 million at December 31, 2002. The decrease was primarily a result of the utilization of cash and cash equivalents to repay maturing brokered CD’s, loan sales and prepayments, and the continued runoff of the auto lease portfolio.

     During the quarter, the Company completed the sale of approximately $115.4 million of loans and received an additional $35.8 million in loan repayments. These loan sales and repayments, totaling $151.2 million, were comprised of $74.0 million of asset-based loans, $57.8 million of auto loans, $7.0 million of franchise loans, $5.1 million of syndicated loans, $4.2 million of commercial real estate loans, $2.4 million of multifamily mortgage loans and $0.7 million of factored receivables and commercial leases. At March 31, 2003, the Company’s remaining investment in loans to be liquidated was reduced to $73.4 million.

     Also during the quarter, the Company repaid the $224.2 million of brokered CD’s which had been outstanding at December 31, 2002 and were scheduled to mature during the quarter. Borrowings, now consisting solely of the structured financing secured by the cash flows from the Company’s auto lease portfolio, were paid down to $46.3 million at March 31, 2003 from $62.0 million at December 31, 2002.

     Total nonperforming assets, net of mark-to-market valuation adjustments, were $22.0 million at March 31, 2003 as compared to $27.3 million at December 31, 2002. Franchise related nonperforming assets were $17.5 million at March 31, 2003 as compared to $21.0 million at December 31, 2002.

     Total loans and leases delinquent 60 days or more at March 31, 2003 were $8.5 million as compared to $17.8 million at December 31, 2002. Delinquent franchise related loans were $6.4 million at March 31, 2003 as compared to $15.5 million at December 31, 2002.

     BVAC originated $71.6 million of auto loans for the quarter compared to $69.4 million for the fourth quarter of 2002. First quarter loan production was below plan, at approximately 87% of plan, as a result of a challenging business and economic environment. Uncertainties caused by the events in the Middle East, deteriorating consumer sentiment about the economy, and sales incentives in the form of additional below-market auto financing programs offered by the domestic auto manufacturers all resulted in a soft start to the quarter’s loan production. Despite this, loan production ended the quarter on an upswing with March production hitting 95% of plan.

     First quarter auto loan production consisted of 2,533 loan fundings representing the $71.6 million. Weighted average coupon interest rates originated during the quarter were 8.70%; FICO credit scores originated in the quarter averaged 728. At March 31, 2003, BVAC was servicing 35,200 loans representing $601 million.

     The Company is currently negotiating with a lender for a revolving line of credit facility to finance BVAC’s existing portfolio of auto receivables as well as its future loan production by the end of the quarter. It is anticipated that this credit facility will be in place by the latter part of the second quarter. The Company continues to have adequate liquidity to provide funding for the Company’s operations and BVAC’s loan production through the second quarter. At March 31, 2003, cash and cash equivalents totaled $80.9 million. Additional loan repayments, asset dispositions and an anticipated auto loan securitization during the second quarter should provide further liquidity.

     As announced in 2002, the holders of the Capital Securities approved an early redemption of the Capital Securities at the option of individual security holders. The Company originally intended to complete this early redemption offer during the first quarter of 2003. However, to date, the Company has received limited expressions of interest in the optional redemption from the holders of the Capital Securities. The optional redemption offer will be reconsidered at the end of the second quarter.

     As discussed above, the Company adopted liquidation basis accounting effective September 30, 2002. Accordingly, the Company’s consolidated financial statements as of and for the quarter ended March 31, 2003 and December 31, 2002 have been prepared under the liquidation basis of accounting including the replacement of the Consolidated Statement of Operations and Comprehensive Income with the Consolidated Statement of Changes in Net Assets in Liquidation. The Company’s consolidated financial statements presented for periods prior to September 30, 2002, (i.e., for the quarter ended March 31, 2002) are presented on a going concern basis of accounting. The Company is providing, herein, (1) Consolidated Statements of Net Assets (Liquidation Basis) as of March 31, 2003 and December 31, 2002, (2) Consolidated Statements of Changes in Net Assets in Liquidation (Liquidation Basis) for the quarters ended March 31, 2003 and December 31, 2002 and (3) Consolidated Statement of Operations and Comprehensive Income (Loss) for the quarter ended March 31, 2002 (Going Concern Basis).

     As previously announced, the Company will host a conference call at 2:00 p.m. PDT on April 23, 2003 to discuss its financial results. Analysts, media representatives and the public are invited to listen to this discussion by calling 1-888-793-6954 and referencing the password “BVC.” An audio replay of this conference call will be available through Friday, May 23, 2003 and can be accessed by dialing 1-800-839-1117.

     Bay View Capital Corporation is a commercial bank holding company headquartered in San Mateo, California and is listed on the NYSE: BVC. For more information, visit our website at www.bayviewcapital.com.

Forward-Looking Statements

     All statements contained in this release that are not historic facts are based on current expectations. Such statements are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. For information regarding factors that could cause the results contemplated in forward-looking statements to differ from expectations, such as the inability to achieve the financial goals of our plan of dissolution and stockholder liquidity, including any financial goals related to both contemplated and consummated asset sales, including the expected (deferred) gain from the disposition of the auto business and the inability to use net operating loss carryforwards that the Company currently has, please refer to the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

Bay View Capital Corporation
Consolidated Statements of Net Assets (Liquidation Basis)
(Unaudited)

	March 31, 2003	December 31, 2002

	(Dollars in thousands)
ASSETS
Cash and cash equivalents:
Cash and due from depository institutions	$30,847	$71,611
Short-term investments	50,083	151,684

	80,930	223,295
Securities available-for-sale:
Investment securities	33,160	38,137
Mortgage-backed securities	28,063	32,516
Loans and leases held-for-sale	231,495	311,014
Investment in operating lease assets, net	153,983	191,005
Investment in stock of the Federal Home Loan Bank of San Francisco	339	16,075
Investment in stock of the Federal Reserve Bank	13,659	13,659
Real estate owned, net	3,104	2,402
Premises and equipment, net	1,124	1,327
Repossessed vehicles	209	502
Income taxes, net	5,244	—
Other assets	43,893	45,613

Total assets	$595,203	$875,545

LIABILITIES
Deposits:
Brokered certificates of deposit	—	224,189

	—	224,189
Other borrowings	46,261	61,969
Income taxes, net	—	8,646
Other liabilities	27,554	28,151
Reserve for estimated costs during the period of liquidation	20,424	52,526

Total liabilities	94,239	375,481

Guaranteed Preferred Beneficial Interest in the Company’s Junior Subordinated Debentures (“Capital Securities”)	90,000	90,000

Net assets in liquidation	$410,964	$410,064

Bay View Capital Corporation
Consolidated Statements of Changes In Net Assets In Liquidation (Liquidation Basis)
(Unaudited)

	For the Three Months Ended

	March 31, 2003	December 31, 2002

	(Dollars in thousands)
Net assets in liquidation at beginning of period	$410,064	$413,675
Pre-tax income (loss) from operations	1,415	(3,382)
Changes in estimated values of assets and liabilities	(1,664)	(2,761)
Income tax benefit	802	4,886

Change in net income (loss) from operations	553	(1,257)
Dividends on Capital Securities	(2,251)	(2,742)
Other changes in net assets in liquidation (1)	2,598	388

Net assets in liquidation at end of period	$410,964	$410,064

(1) Primarily represents proceeds from stock options and warrants exercised.

Bay View Capital Corporation
Consolidated Statement of Operations and Comprehensive Income (Loss)
(Unaudited)

For the Three Months
Ended
March 31, 2002

Going Concern Basis

(Amounts in
thousands, except per
share amounts)
Interest income:
Interest on loans and leases	$46,471
Interest on mortgage-backed securities	3,551
Interest and dividends on investment securities	3,671

53,693
Interest expense:
Interest on deposits	15,002
Interest on borrowings	1,832
Interest on Subordinated Notes	3,715

20,549
Net interest income	33,144
Provision for losses on loans and leases	4,900

Net interest income after provision for losses on loans and leases	28,244
Noninterest income:
Leasing income	20,349
Loan fees and charges	1,293
Loan servicing income	205
Account fees	1,936
Sales commissions	1,840
Gain on sale of assets and liabilities, net	332
Other, net	227

26,182
Noninterest expense:
General and administrative	30,792
Leasing expenses	15,007
Real estate owned operations, net	540
Provision for losses on real estate owned	204
Amortization of intangible assets	331

46,874
Income from operations	7,552
Income tax benefit	(1,935)
Dividends on Capital Securities	2,573

Income before cumulative effect of change in accounting principle	6,914
Cumulative effect of change in accounting principle, net of applicable taxes of $2.3 million	(18,920)

Net loss	$(12,006)

Bay View Capital Corporation
Consolidated Statement of Operations and Comprehensive Income (Loss) (cont.)
(Unaudited)

For the Three Months
Ended
March 31, 2002

Going Concern Basis

(Amounts in
thousands, except per
share amounts)
Basic earnings per share before cumulative effect of change in accounting principle	$0.11
Cumulative effect of change in accounting principle, net	(0.30)

Net basic loss per share	$(0.19)

Diluted earnings per share before cumulative effect of change in accounting principle	$0.11
Cumulative effect of change in accounting principle, net	(0.30)

Net diluted loss per share	$(0.19)

Weighted-average basic shares outstanding	62,668

Weighted-average diluted shares outstanding	63,124

Net loss	(12,006)
Other comprehensive loss, net of tax:
Change in unrealized loss on securities available-for-sale, net of tax benefit of $209 thousand for the three months ended March 31, 2002	(297)

Other comprehensive loss	(297)

Comprehensive loss	$(12,303)

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA
(Unaudited)

	At and For the Three Months Ended

	March 31, 2003	December 31, 2002	March 31, 2002

	Liquidation	Liquidation	Going Concern
	Basis	Basis	Basis

	(Amounts in thousands, except per share amounts)
Selected Changes in Net Assets in Liquidation/Results of Operations Information:
Net interest income	$5,544	$7,246	$33,144
Provision for losses on loans and leases	—	—	(4,900)
Leasing income	12,911	14,639	20,349
Other income, net	2,023	3,681	5,833
General and administrative expenses	(9,460)	(17,697)	(30,792)
Leasing expense	(9,454)	(10,854)	(15,007)
Other expense	(149)	(397)	(1,075)

Pre-tax income (loss) from operations	1,415	(3,382)	7,552
Changes in estimated liquidation values of assets and liabilities	(1,664)	(2,761)	—
Income tax benefit	802	4,886	1,935
Dividends on Capital Securities	(2,251)	(2,742)	(2,573)
Cumulative effect of change in accounting principle, net of taxes of $2.3 million	—	—	(18,920)
Other changes in net assets in liquidation	2,598	388	—

Change in net assets in liquidation	$900	$(3,611)

Net loss			$(12,006)

Loans and Leases:
Retail:
Single-family mortgage loans	$—	$—	$216,985
High loan-to-value home equity loans and lines of credit	—	—	13,335
Other home equity loans and lines of credit	—	—	141,554
Auto loans (1) (2)	157,701	142,357	472,786

Total retail loans	157,701	142,357	844,660
Commercial:
Multi-family mortgage loans	1,417	2,443	797,301
Commercial mortgage loans	3,061	7,712	262,883
Franchise loans	37,849	46,928	108,526
Asset-based loans, syndicated loans, factored receivables and commercial leases	24,261	104,362	294,874
Business loans	7,206	7,212	75,887

Total commercial loans and leases	73,794	168,657	1,539,471
Premiums and discounts and deferred fees and costs, net	—	—	15,511

Gross loans and leases	231,495	311,014	2,399,642
Allowance for loan and lease losses	—	—	(46,151)

Loans and leases receivable (3) (4)	$231,495	$311,014	$2,353,491

Credit Quality:
Nonperforming assets – total (5)	$22,008	$27,268	$82,804
Nonperforming assets – franchise	$17,451	$21,005	$56,131
Nonperforming assets – auto	$248	$284	$772
Nonperforming assets as a percentage of consolidated assets	3.70%	3.11%	2.16%
Loans and leases delinquent 60 days or more	$8,515	$17,753	$77,112
Loans and leases delinquent 60 days or more – franchise	$6,431	$15,470	$49,889
Loans and leases delinquent 60 days or more – auto	$307	$143	$265
Loans and leases delinquent 60 days or more as a percentage of loans and leases	3.68%	5.71%	3.16%
Per Share Data:
Book value per share	N/A	N/A	$5.20
Tangible book value per share	N/A	N/A	$3.24
Net assets in liquidation per diluted share outstanding	$6.41	$6.43	N/A
Other Data:
Full-time equivalent employees	236	322	854

BAY VIEW CAPITAL CORPORATION
SELECTED FINANCIAL DATA (continued)
(Unaudited)

	For the Three Months Ended

	March 31,	December 31,	March 31,
	2003	2002	2002

	(Dollars in thousands)
Loan and Lease Production:
Originations:
Auto loans	$71,635	$69,464	$82,402
Home equity loans and lines of credit	—	6,595	23,878
Multi-family and commercial mortgage loans	—	—	113,179
Asset-based loans, syndicated loans, factoring receivables and commercial leases	—	4,250	8,252
Business loans	—	4,613	6,831

Total originations	$71,635	$84,922	$234,542

(1)	Excludes auto-related operating lease assets reported separately from loans and leases totaling $154.0 million, $191.0 million, and $306.9 million at March 31, 2003, December 31, 2002, and March 31, 2002, respectively.

(2)	Recreational vehicles totaling $35.7 million were sold during the first quarter of 2003. These were loans previously purchased outside of the Company’s core auto lending business. Approximately $7.9 million of these non-core loans remain at March 31, 2003.

(3)	All loans and leases are classified as held-for-sale at March 31, 2003 and December 31, 2002. Total loans and leases at March 31, 2002 include franchise loans classified as held-for-sale totaling $40.0 million.

(4)	Includes mark-to-market valuation reserves of $24.1 million, $35.1 million and $14.3 million at March 31, 2003, December 31, 2002 and March 31, 2002, respectively.

(5)	Nonperforming assets include mark-to-market valuation reserves of $9.9 million, $16.4 million and $5.0 million at March 31, 2003, December 31, 2002 and March 31, 2002, respectively.